UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 4, 2014

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4695 MacArthur Court, Suite 1200

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective June 5, 2014, the board of directors of American Vanguard Corporation voted to amend the company’s Bylaws to adopt a majority director vote provision. Specifically, Section 3.03 of the Bylaws, which had constituted a plurality vote provision, was replaced in its entirety by a provision that, in general terms, requires that each director is to be elected by a vote of the majority of the votes cast at any meeting for the election of directors and further requires that any director receiving less than a majority of the votes cast is to submit his or her resignation. The complete text of the amended Bylaws (in which the new Section 3.03 is underscored) is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the 2014 Annual Meeting of Stockholders of American Vanguard Corporation held on June 4, 2014, four matters were voted upon by shareholders, namely, (i) the election of nine (9) directors until their successors are elected and qualified, (ii) ratification of BDO USA, LLP as independent registered public accounting firm for the year ending December 31, 2014, (iii) an advisory vote approving the overall executive compensation policies and procedures of the Company as set forth in the 2014 proxy, and (iv) ratification of the amendment of the American Vanguard Corporation Employee Stock Purchase Plan to extend the expiration for a period of five years (from December 31, 2013 to December 31, 2018).

With respect to the first proposal in the proxy, the following nine nominees received the highest number of “FOR” votes and, as a result, were elected to serve as directors for the ensuing year:

Nominee	Votes For	Votes Withheld
Scott D. Baskin	18,674,738	3,410,184
Lawrence S. Clark	21,665,873	419,049
Debra F. Edwards	21,930,015	154,907
Morton D. Erlich	21,853,802	231,120
Alfred F. Ingulli	21,663,088	421,834
John L. Killmer	21,931,420	153,502
Carl R. Soderlind	21,660,315	424,607
Eric G. Wintemute	21,772,642	312,280
Esmail Zirakparvar	21,931,482	153,440

With respect to all director nominees, broker non-votes equaled 4,668,857.

With respect to Proposals Two (appointment of BDO), Three (advisory approval of executive compensation) and Four (ratification of amendment to ESPP), all three measures received the affirmative vote of a majority of the shares cast at the meeting; more specifically, the shares were voted as follows:

Proposal	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
Two	25,916,112	818,208	19,459	0
Three	21,393,994	646,508	44,418	4,668,859
Four	21,773,427	291,907	19,586	4,668,859

Item 8.01 Other Events

On June 9, 2014, American Vanguard Corporation issued a press release announcing that its board of directors had declared a cash dividend in the amount of five cents ($0.05) per share of common stock to holders of record as of July 3, 2014 to be distributed on July 17, 2014. The complete text of that release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Amended and Restated Bylaws dated as of June 5, 2014 of American Vanguard Corporation.

Exhibit 99.2	Press release dated June 9, 2014 of American Vanguard Corporation regarding declaration of a cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Vanguard Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN VANGUARD CORPORATION

Date: June 9, 2014	By:	/s/ Timothy J. Donnelly
Timothy J. Donnelly
Chief Administrative Officer, General Counsel
& Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Amended and Restated Bylaws of American Vanguard Corporation dated as of June 5, 2014.

Exhibit 99.2	Press release of American Vanguard Corporation dated June 9, 2014 regarding declaration of cash dividend.